United States
                  Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): May 6, 2011



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                               43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                               (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a
Related Audit Report or Completed Interim Review

     On May 6, 2011, NASB Financial, Inc. (the "Company," "we," "us, " or "our") received a letter from the Office of Thrift Supervision ("OTS"), the regulator of our operating subsidiary, North American Savings Bank, F.S.B. (the "Bank"), directing us to amend and restate our financial results for the quarter ended December 31, 2010 ("First Fiscal Quarter"). The directive to amend and restate our financials resulted from recent OTS examination findings requiring us to reclassify certain loan obligations extended by the Bank as troubled debt restructuring ("TDR"). Upon discussion of these findings and the OTS directive with our independent registered public accountants, our Audit Committee and management concluded that the financial statements of the Company for our First Fiscal Quarter should no longer be relied upon because of the improper classification noted by the OTS in such financial statements and that the financial statements for the First Fiscal Quarter must be restated. We believe that upon reclassification of these loans to TDR they will be impaired by an aggregate of approximately $6.6 million, pre-tax, as of December 31, 2010.

     Subsequent to the filing of our Form 10-Q for the First Fiscal Quarter, we became aware that certain foreclosed real estate, acquired as a result of the foreclosure of a participation loan held by us, had declined in value. Therefore, in our restated financial statements for the First Fiscal Quarter we intend to reflect the decrease in value of this property in the amount of $1.6 million, pre-tax.

     As a result of these restatements, the Company's previously reported net income for the First Fiscal Quarter of $2.0 million, or $0.26 per share, will decrease to a net loss of $3.0 million, or $(0.39) per share. The Company intends to amend, as soon as practicable, the Form 10-Q for the First Fiscal Quarter to reflect these restatements.

     The following table summarizes the effects of the restatement on the Company's consolidated statement of income (loss) for the three months ended December 31, 2010 (dollars in thousands, except per share data):

                                                             As
                                       As                Previously
                                    Restated              Reported
                                   ----------            ----------
Net interest income             $    13,040                13,040
Provision for loan losses            10,526                 3,950
Non-interest income                   9,086                10,716
Non-interest expense                 16,535                16,535
Income tax expense (benefit)         (1,900)                1,259
                                   ----------            ----------
   Net income (loss)            $    (3,035)                2,012
                                   ==========            ==========

Earnings (loss) per share       $     (0.39)                 0.41
                                   ==========            ==========


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      The Audit Committee and management have discussed with BKD, LLP, the Company's independent registered public accountants, the matters disclosed in this Current Report on Form 8-K.

The Company's press release dated May 11, 2011, announcing the restatement of financial results for the quarter ended December 31, 2010, is attached hereto as exhibit 99.1 and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 - Press Release dated May 11, 2011.


                                   2

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NASB FINANCIAL, INC.

May 11, 2011                          By:  /s/ Rhonda Nyhus
                                           Rhonda Nyhus
                                           Vice President and Treasurer


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